FULBRIGHT & JAWORSKI
                                     L.L.P.
                   A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                666 FIFTH AVENUE
                         NEW YORK, NEW YORK 10103-3198

                                                                   HOUSTON
                                                               WASHINGTON, D.C.
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                                                                 SAN ANTONIO
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  TELEPHONE: 212/318-3000                                         NEW YORK
  FACSIMILE: 212/752-5958                                        LOS ANGELES
                                                                   LONDON
                                                                  HONG KONG
WRITER'S DIRECT DIAL NUMBER:

                                 September 17, 1997



Integrated Health Services, Inc.
10065 Red Run Boulevard
Owings Mills, Maryland 21117

Dear Sirs:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") to be filed by Integrated Health Services, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to up to 19,625,323 shares (the "Shares") of Common Stock, $.001 par value per share, of the Company proposed to be issued pursuant to the Agreement and Plan of Merger, dated as of July 6, 1997 by and between the Company, IHS Acquisition XXIV, Inc. and RoTech Medical Corporation (the "Merger Agreement").

         We have examined such corporate records, documents and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

         Based on the foregoing, we advise you that in our opinion the Shares have been duly and validly authorized for issuance by the Company, and, when issued in accordance with the terms of the Merger Agreement, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm under the caption "Legal Matters" in the


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September 17, 1997
Page 2


Joint Proxy Statement/Prospectus contained therein. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act of 1933.


                                               Very truly yours,

                                               /s/ Fulbright & Jaworski L.L.P.